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                                                                    Exhibit 99.3


                             CONTRIBUTION AGREEMENT

     This Contribution Agreement, dated as of July 1, 2005, (this "AGREEMENT") is by and between each of the Parties who has become a signatory hereto (each a "PARTY" and, collectively, the "PARTIES").

                                    RECITALS:

     A. Each of the Parties is a stockholder of Capital & Technology Advisors, Inc., a Delaware corporation ("C&TA").

     B. It is contemplated that on or after the date of this Agreement, C&TA, Tejas Incorporated, a Delaware corporation ("TEJAS"), Tejas Acquisition Corp., a Delaware corporation ("TEJAS SUB"), and the Parties hereto, as well as the other C&TA stockholders, will enter into an Agreement and Plan of Merger, dated as of July 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "MERGER AGREEMENT"), pursuant to which, among other things and subject to certain terms and conditions, Tejas Sub will be merged with and into C&TA, with C&TA being the Surviving Corporation (the "MERGER"). From and after the Effective Time of the Merger, the Surviving Corporation will be a wholly owned subsidiary of Tejas.

     C. The Parties desire to agree between themselves as to the extent of their liabilities in respect of the Merger Agreement and for contribution with respect to the Obligations (defined below) as set forth in this Agreement.

                                   AGREEMENTS:

     In consideration of the foregoing, the mutual agreements contained herein and other consideration, and intending to be legally bound, the Parties hereby agree as follows:

     1. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms have the meanings indicated below:

     "CONTRIBUTION PERCENTAGE" means, with respect to each Party, the percentage set forth adjacent to such Party's name on Schedule A hereto (which percentage for each Party shall be determined by dividing the total amount of Merger Consideration received by such Party by the aggregate amount of Merger Consideration received by both Parties).

     "CONTRIBUTION PRO RATA SHARE" means, with respect to any Party and any amount of Obligations, an amount equal to such Party's Contribution Percentage multiplied by such amount of Obligations.

     "OBLIGATIONS" means any and all payment obligations, including without limitation any Losses and any costs and expenses of defending any claims, of any one or more of the Parties with respect to which, in accordance with the terms

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of Sections 8.01(a) and 8.06 of the Merger Agreement, such Party would have a liability pursuant to the terms of the Merger Agreement, excluding any such amounts covered by the Escrow Amount; provided however, that any such liability of a Party arising out of the fraud of such Party or arising pursuant to Section 8.01(b) of the Merger Agreement with respect to such Party's representations and covenants that are made severally and not jointly shall not be deemed to be an Obligation pursuant to this Agreement.

     2. As between the Parties, the amount, if any, that each of the Parties shall be obligated to pay on account of any Obligations of the Parties shall be an amount that is equal to such Party's Contribution Pro Rata Share of such Obligations.

     3. If any Party (an "OVERPAYING PARTY") shall pay an amount greater than his or its Contribution Pro Rata Share of any Obligations, the Overpaying Party shall have the right to receive, as contribution, payment from the other Party (an "UNDERPAYING PARTY") who paid an amount (including zero) less than his or its Contribution Pro Rata Share such that, after payment of such contribution, the Underpaying Party shall have paid his or its Contribution Pro Rata Share. An Underpaying Party shall pay such amount as required hereunder immediately upon notice by the Overpaying Party.

     4. In the event that either Party receives notice of any claim by an indemnified Party in respect of any of the Obligations (whether pursuant to Article VIII of the Merger Agreement or otherwise), such Party shall promptly give the other Party written notice of its receipt of such notice, together with a copy thereof.

     5. No extension or renewal of the Obligations shall create, alter, impair, release or waive any rights, duties, obligations or liabilities herein created. Nothing contained in this Agreement shall create any third party beneficiary rights.

     6. Notwithstanding anything in this Agreement to the contrary, in no event shall a Party to this Agreement be obligated to pay any amount hereunder as an Underpaying Party which would cause such Party's aggregate payments under
Article VIII of the Merger Agreement and this Agreement to exceed the Party's maximum indemnification obligations, calculated in accordance with Section 8.05(a) of the Merger Agreement.

     7. This Agreement constitutes the entire agreement between the Parties regarding the subject matter contained herein and shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns. This Agreement may not be assigned in whole or in part by either Party without the unanimous written consent of the other Parties. This Agreement shall not be modified, amended or supplemented except pursuant to an instrument in writing executed and delivered by or on behalf of either Party hereto.

     8. The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by such Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving Party.


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     9. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any of the provisions of this Agreement or the remaining portion of the applicable provision.

     10. Any notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by facsimile, with confirming copy sent as set forth in clause (iii), or (iv) sent by Federal Express, DHL, UPS or overnight courier (providing proof of delivery) to the Parties, in each case at the address set forth for such Party of Schedule A or at such other address as such Party shall have provided in writing. Unless otherwise specified herein, such notices or communications shall be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, or (b) if delivered by overnight courier, on the date delivered as established by return receipt or courier service confirmation date on which the return receipt or courier services confirms that acceptance of delivery was returned by the addressees. Each of the Parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties hereto.

     11. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     12. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made and performed in that State.



                  [Remainder of Page Intentionally Left Blank]



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     IN WITNESS WHEREOF, the Parties have executed this Contribution Agreement as of the date first written above.


                                         NISKAYUNA DEVELOPMENT LLC


                                         By: /s/  Jared E. Abbruzzese, Sr.
                                         ----------------------------------
                                         Name: Jared E. Abbruzzese, Sr.


                                         /s/ Wayne Barr, Jr.
                                         ----------------------------------
                                         Wayne Barr, Jr.



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                                   SCHEDULE A
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Name                                           Contribution %
----                                           --------------

Niskayuna Development LLC
Address: 63 Niskayuna Road                     85%
         Loudonville, NY 12211

Wayne Barr, Jr.
Address: 28 Sage Lane                          15%
         Glenmont, NY 12077






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